SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

ALPHEGA INNOVATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-286526	36-5113418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 N Gould St., Ste R.

Sheridan, WY 82801

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (646) 624-3352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On August 26, 2026, Alphega Innovations Corporation, a Wyoming corporation (the “Company”), entered into an Executive Employment Agreement with Luis Carlos Ung, the Company’s President and Chief Executive Officer (the “Ung Employment Agreement”), and an Executive Employment Agreement with Shabnoor Shah, the Company’s Chief Operating Officer (the “Shah Employment Agreement” and, together with the Ung Employment Agreement, the “Employment Agreements”). The Employment Agreements were approved by the disinterested members of the Company’s Board of Directors (the “Board”) on August 26, 2026, with each of Mr. Ung and Ms. Shah abstaining from the vote on matters relating to his or her own agreement and equity compensation.

The Employment Agreements are substantially identical in form, differing only as to the identity and title of the executive. The material terms of the Employment Agreements are summarized below.

Position and Term. Mr. Ung will continue to serve as Chief Executive Officer and Ms. Shah will continue to serve as Chief Operating Officer, in each case reporting directly to the Board. Each Employment Agreement is effective as of August 26, 2026 and continues through December 31, 2028 (the “Initial Term”), after which it automatically renews for successive one-year terms unless either party delivers written notice of non-renewal at least 90 days before the end of the then-current term. A notice of non-renewal delivered by the Company is treated as a termination without Cause for severance purposes. Each executive may perform his or her duties remotely.

Base Salary and Bonus. The Employment Agreements do not fix a cash base salary. Any cash base salary is to be established and approved from time to time by the Board or a duly authorized compensation committee and documented in the applicable resolution, and is subject to review at least annually. As of the date of this Current Report, the Board has not established a cash base salary for either executive. Each executive is eligible to earn an annual performance bonus with a target of up to 50% of the base salary then in effect, based on individual and Company performance objectives established in writing by the Board or a compensation committee within the first 60 days of the applicable fiscal year, payable no later than 2½ months after the end of the fiscal year to which it relates. Any cash salary arrangement is separate from, and does not reduce or replace, the annual equity compensation described below.

Annual Equity Compensation. Each Employment Agreement provides for an annual equity grant of 500,000 shares of the Company’s common stock, par value $0.0001 per share, for each annual period of service and contribution to the Company, with each annual service period measured from July 24 through July 23 of the following year, regardless of the executive’s specific title or position during any portion of such period. The Company acknowledges in each Employment Agreement that the executive has provided substantial and continuous services to the Company since July 24, 2024 and was formally appointed to his or her current office effective September 23, 2024. Accordingly, subject to Board approval, each executive is entitled to (i) 500,000 shares in respect of the service period from July 24, 2024 through July 23, 2025 and (ii) 500,000 shares in respect of the service period from July 24, 2025 through July 23, 2026, for an aggregate initial grant of 1,000,000 shares to each executive. Such shares are fully earned and 100% vested upon Board approval of the grant, with no further service-based vesting condition, and once vested are not subject to forfeiture solely as a result of a subsequent termination of employment or service. Beginning with the annual service period commencing July 24, 2026, each executive is entitled to an additional annual grant of 500,000 shares for each annual period of continued service, subject to Board approval. Upon a Change of Control (as defined in the Employment Agreements), any annual equity grant that has been approved by the Board but has not yet vested becomes fully vested immediately prior to the consummation of the transaction. The initial grants approved by the Board on August 26, 2026 are described under Item 3.02 below.

Other Benefits. Each executive is eligible to participate in such employee benefit plans as the Company may make available to similarly situated executives, is entitled to four weeks of paid vacation per calendar year (with carryover of up to two weeks), and is entitled to reimbursement of reasonable business expenses. The Company has agreed to indemnify each executive, and advance expenses, to the fullest extent permitted by the Wyoming Business Corporation Act and the Company’s articles of incorporation and bylaws, and to use commercially reasonable efforts to obtain and maintain directors’ and officers’ liability insurance covering the executive on terms no less favorable than those applicable to any other officer or director.

Termination and Severance. Employment may be terminated upon death or Disability, by the Company for Cause or without Cause (on 30 days’ notice), or by the executive for Good Reason or without Good Reason (on 60 days’ notice), in each case as those terms are defined in the Employment Agreements. Upon a termination by the Company without Cause or by the executive for Good Reason, and subject to execution and non-revocation of a general release of claims within 60 days following the termination date and continued material compliance with surviving obligations, the executive is entitled, in addition to accrued obligations, to (i) continued payment of base salary for 12 months, (ii) a pro-rata performance bonus for the year of termination calculated at target, (iii) reimbursement of COBRA premiums (net of active-employee cost) until the earlier of the end of the severance period and eligibility for other group health coverage, and (iv) the pro-rata vesting and issuance rights provided under the equity compensation provisions. If such a termination occurs upon or within 12 months following a Change of Control, the severance period is extended to 18 months and any unvested equity awards then held by the executive vest in full.

Restrictive Covenants; Clawback; Other Provisions. Each executive remains subject to confidentiality, trade secret and intellectual property protections and to any separately executed restrictive covenant agreements; any post-employment non-competition restriction must be separately agreed in writing, and any post-employment non-solicitation restriction may not exceed 12 months unless otherwise expressly agreed. All compensation is subject to any clawback policy adopted by the Board, including any policy adopted to comply with Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and to any recovery required by applicable law, including Section 304 of the Sarbanes-Oxley Act of 2002. The Employment Agreements are governed by Wyoming law and provide for final and binding arbitration of disputes before a single arbitrator administered by the American Arbitration Association, seated in Sheridan, Wyoming, with a jury trial waiver, subject to customary carve-outs for injunctive relief and for claims that may not be subject to mandatory pre-dispute arbitration.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Ung Employment Agreement and the Shah Employment Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information set forth under Item 3.02 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02Unregistered Sales of Equity Securities.

On August 26, 2026, in connection with the approval of the Employment Agreements described under Item 1.01 above, the disinterested members of the Board authorized and approved the issuance of an aggregate of 2,000,000 shares of the Company’s common stock, par value $0.0001 per share, consisting of 1,000,000 shares to Mr. Ung and 1,000,000 shares to Ms. Shah (collectively, the “Shares”), in each case with the interested director abstaining from the vote on his or her own award. The Shares were issued in consideration of services previously rendered to the Company by each executive during the annual service periods from July 24, 2024 through July 23, 2025 and from July 24, 2025 through July 23, 2026, including executive leadership, strategic planning, business development and organizational development services. No cash consideration was paid to the Company for the Shares. The Shares are fully earned and 100% vested and are not subject to any further service-based vesting condition.

The Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving any public offering. Each of Mr. Ung and Ms. Shah is an executive officer of the Company with access to all material information concerning the Company, acquired the Shares for investment purposes and not with a view to, or for resale in connection with, any distribution thereof, and made customary investment representations to the Company. No general solicitation or general advertising was used in connection with the issuance, no underwriter participated in the issuance, and no commission or other remuneration was paid or given directly or indirectly for soliciting the issuance. The Shares were issued as restricted securities and the certificates or book-entry positions representing the Shares bear a customary restrictive legend.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)Election of Directors.

On August 25, 2026, the Board appointed Lionel Pinuer as a member of the Board and as Interim Chairman of the Board, effective August 25, 2026. Mr. Pinuer will hold office until his successor is duly elected and qualified or until his earlier resignation or removal.

Lionel Pinuer has over 15 years of experience in corporate finance, operational excellence, business intelligence, and data science. A specialist in corporate turnarounds and organizational change management, Mr. Pinuer has a proven track record of revitalizing distressed enterprises by implementing rigorous cash flow optimization strategies and operational restructuring. He integrates these financial recovery tactics with expert Business Process Management (BPM), leveraging advanced data analytics and digital transformation to drive decision-making. Mr. Pinuer is also the Founder and Principal of Lionel Pinuer Business Consulting, a firm specializing in operational excellence, business process improvement, and corporate financial analysis. Mr. Pinuer holds an MBA and a Master’s in Finance from Universidad de Chile. He also earned a Bachelor of Science in Food Engineering from Universidad Austral de Chile. Reinforcing his technical expertise, Mr. Pinuer holds a Diploma in Big Data from QLU and is a certified Lean Six Sigma Black Belt.  Mr. Pinuer serves as the Chief Executive Officer and Chief Financial Officer of DentonX Inc., a Wyoming corporation that is a technology infrastructure company seeking to develop a non-bank lending platform that consolidates the fragmented mortgage and financial services industry. Mr. Ung, our President, CEO, Interim Chief Financial Officer, Secretary and a director, serves as President, Director and Secretary of DentonX, Inc.

The Board does not maintain standing audit, compensation or nominating committees, and Mr. Pinuer has not been appointed to any committee of the Board. There is no arrangement or understanding between Mr. Pinuer and any other person pursuant to which he was selected as a director. There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Pinuer and any director or executive officer of the Company.

The Company has not entered into any compensatory arrangement with Mr. Pinuer in connection with his appointment to the Board. The Company expects to enter into its standard form of indemnification agreement with Mr. Pinuer.

(e)Compensatory Arrangements of Certain Officers.

On August 26, 2026, the Company entered into the Employment Agreements with Mr. Ung and Ms. Shah, and the disinterested members of the Board approved the issuance of an aggregate of 2,000,000 shares of common stock to them thereunder, in each case as described under Item 1.01 and Item 3.02 of this Current Report on Form 8-K. The descriptions of the Employment Agreements and of the related share issuances set forth under Item 1.01 and Item 3.02 are incorporated by reference into this Item 5.02(e). The foregoing descriptions are qualified in their entirety by reference to the full text of the Employment Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of August 26, 2026, by and between Alphega Innovations Corp. and Luis Carlos Ung
10.2	Executive Employment Agreement, dated as of August 26, 2026, by and between Alphega Innovations Corp. and Shabnoor Shah
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHEGA INNOVATIONS CORPORATION

Date:	August 27, 2026	By:	/s/ Luis Carlos Ung
		Name:	Luis Carlos Ung
		Title:	President, Chief Executive Officer, Interim Chief Financial Officer and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)